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                       UNITED ASSET MANAGEMENT CORPORATION
                         PROFIT SHARING AND 401(k) PLAN

                                FOURTH AMENDMENT



     WHEREAS, United Asset Management Corporation (hereinafter referred to as the "Company") adopted the United Asset Management Corporation Profit Sharing and 401(k) Plan (hereinafter referred to as the "Plan") effective as of January 1, 1989 and restated effective January 1, 1990, to provide retirement benefits for certain employees of the Company and its subsidiaries; and

     WHEREAS, in accordance with Article 11, the Company wishes to amend the Plan;

     NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 1995, unless otherwise indicated, as follows:

1.   Section 7.5  of Article 7 is amended to read and provide as follows:

     Upon the death of any Participant, whether or not such Participant is an active Employee, terminated, or receiving a benefit in accordance with
     Section 7.3(a), the Participant's Total Account in the Trust Fund shall be payable to the Participant's surviving Spouse or to the Participant's Beneficiary as designated in accordance with Section 7.6 of the Plan.

     If no election is made pursuant to the following paragraph, the Participant's vested interest shall be distributed in a lump sum payable in accordance with Section 7.2 as soon as practicable after the first Valuation Date that follows the death of the Participant by at least ten
     (10) days. The amount of any distribution made pursuant to this paragraph shall be determined as of the applicable Valuation Date determined under the preceding sentence.

     Subject to the limitations of Section 7.7, the Beneficiary of a deceased Participant may elect (by giving at least ten (10) days' notice prior to the date that distribution would otherwise be made pursuant to the preceding paragraph) to defer distribution of a lump sum payable in accordance with Section 7.2 or may elect

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     installment payments identical to those permitted under Section 7.3(a).
     Any election under this paragraph shall be subject to the following restrictions:

     (i) No benefit account of $3,500 or less shall be eligible for deferral of a lump-sum payment or for installment payments.

     (ii) A non-Spouse Beneficiary may not defer payment of a lump sum distribution beyond December 31 of the year that contains the fifth anniversary of the Participant's death.

     (iii) A non-Spouse Beneficiary may not delay commencement of installment payments beyond December 31 of the year that contains the first anniversary of the Participant's death.

     (iv) A Spouse-Beneficiary may not delay payment of a lump sum distribution or commencement of installment payments beyond the April 1 following the calendar year in which the Participant would have attained age 70-1/2.

     (v) All such delayed or installment distributions shall be determined and made or commenced as of the latest administratively convenient Valuation Date prior to the earlier of the date elected by the recipient for the distribution or the applicable deadline for the distribution in subparagraphs (i) - (iv) above.

     (vi) Except to the extent expressly contradicted in this Section 7.5, such delayed or installment distributions shall be subject to the provisions of Sections 7.7 and 7.8, including without limitation the restriction that installment payments may not extend beyond the life expectancy of the recipient.

     Notwithstanding the foregoing, if payments of a Participant's vested interest in the Plan have commenced prior to the Participant's death, then upon such Participant's death the Participant's remaining interest in the Plan will be distributed at least as rapidly as under the method of distribution being utilized as of the date of the Participant's death.

2.   Article 7 is amended by adding the following new Section 7.11:

     7.11      IN-KIND DISTRIBUTIONS

               (a) No in-kind distributions shall be permitted from any general investment fund established pursuant to Section 5.1.

               (b) A Participant or Beneficiary may elect to receive distribution of segregated investment assets acquired pursuant to
               Section 5.8,


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               either in cash or in kind, provided that in the event any such segregated investment is illiquid and cannot be sold on reasonable terms, the Trustee may distribute such asset in kind without the consent of the Participant or Beneficiary.


3. Section 10.6 of Article 10 is amended by adding the following as the Second Sentence of the Section:

          Each Company Contribution to the Plan is hereby deemed to be conditioned on its deductibility for federal income tax purposes by either United Asset Management Corporation or the Company that has made the contribution.


     Except as specifically amended hereby, the Plan is hereby reaffirmed in all respects.

     Signed as a sealed Massachusetts instrument effective as of the date stated above.

                                   UNITED ASSET MANAGEMENT
                                   CORPORATION


                                   By: /s/ William H. Park
                                      _________________________________
                                      William H. Park, Senior Vice President
2-9-95
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